Exhibit 99.1

Gold Country Financial Services, Inc.
Proxy

        This proxy is solicited on behalf of the Board of Directors for the special meeting of shareholders to be held on                        , 2005.

        The undersigned hereby appoints John A. Marta and Robert M. Peppercorn, M.D. as proxyholders with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Gold Country Financial Services, Inc. common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held on                         , 2005 at                        .m., at Gold Country Financial Services, Inc.'s head office located at 519 "D" Street, Marysville, California or any adjournment(s) thereof, with all the powers the undersigned would possess if personally present as follows:

1.
To approve payments to an executive of Gold Country Financial in connection with the merger of Gold Country Financial with Western Sierra Bancorp.

[    ] FOR                        [    ] AGAINST                        [    ] ABSTAIN

2.
To approve the merger agreement, as amended, by and between Gold Country Financial Services, Inc. and Western Sierra Bancorp and the transactions contemplated therein as described more fully in the accompanying proxy statement-prospectus.

[    ] FOR                        [    ] AGAINST                        [    ] ABSTAIN

3.
To transact such other business as may properly come before the meeting and any adjournments or adjournments thereof.

Please Sign and Date Below

        The Board of Directors recommends a vote "FOR" management's proposal. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of management's proposal. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

        (Please date this proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

[ ] I Do [ ] I Do Not Expect to Attend the Meeting.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

        This proxy may be revoked prior to its exercise by filing with the Secretary of Gold Country Financial Services, Inc. a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and voting in person.